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                      AMENDMENT TO EMPLOYMENT AGREEMENT

     Amendment to Employment Agreement (the "Amendment"), dated effective July 31, 1997, by and between Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), and Omer K. Reed, D.D.S. ("Employee").

                             W I T N E S S E T H

     WHEREAS, the parties hereto entered into that certain Employment Agreement ("Employment Agreement") dated July 31, 1997 among the Company and Employee.

     WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the undersigned do hereby agree as follows:

     1.   Section 6(b) is hereby amended in its entirety to read as follows:

          (b) FOR CAUSE. The Company may terminate the Employee's employment for "Cause" immediately upon written notice by the Company to Employee. For purposes of this Agreement, a termination will be for Cause if: (i) Employee willfully and continuously fails to perform his duties with the Company
(other than any such failure resulting from incapacity due to physical or mental illness), (ii) Employee willfully engages in gross misconduct materially and demonstrably injurious to the Company or (iii) Employee has been convicted of a felony. In the event of the termination of this Agreement pursuant to this subsection, the Company shall pay Employee, as Employee's sole remedy in connection with such termination, severance pay in the amount of Employee's base salary accrued but unpaid from the last monthly payment date to the date of termination, expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to termination, together with the sum of $1,250,000 less the amounts paid by the Company to Employee pursuant to Section 4(b) hereof.

     2. The Employment Agreement shall be hereby amended to reflect the foregoing agreement of the parties hereto. Except as amended hereby, the Employment Agreement shall remain unchanged.

     3. Terms used herein with their initial letter capitalized and not otherwise defined shall have the meaning assigned to such terms in the Employment Agreement.

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     Executed to be effective as of the day and year first set forth above.


                                       PENTEGRA DENTAL GROUP, INC.


                                       By: /s/ Gary S. Glatter
                                          ---------------------------------
                                          Gary S. Glatter, President


                                       EMPLOYEE

                                       /s/ Omer K. Reed
                                       ------------------------------------
                                       Omer Reed, DDS